  Registration No. 333-225371

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FUSION CONNECT, INC.
(Exact name of registrant as specified in its charter)

Delaware	58-2342021
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

420 Lexington Avenue, Suite 1718
New York, NY 10170
(212) 201-2400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James P. Prenetta, Jr.
Executive Vice President and General Counsel
Fusion Connect, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170
Telephone: (212) 201-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Merrill B. Stone, Esq.
Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Tel: (212) 808-7800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.01 per share (“Common Stock”)(4)	12,474,078	$4.23	$52,765,349.94	$6,570.00
______________

(1)            Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such additional number of shares as may be issuable as a result of stock splits, dividends, reclassifications and similar adjustment provisions applicable to the securities being registered.

(2)            The proposed maximum offering price per share and the proposed maximum aggregate offering price for the secondary offering are estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”). For the initial filing of this Registration Statement, this estimate was based on the average of the high and low sales prices of our common stock reported by The Nasdaq Global Market on May 31, 2018.

(3)            Previously paid.

(4)            Consists of shares of outstanding Common Stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and neither Fusion nor the selling stockholder is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated July 6, 2018

FUSION CONNECT, INC.

12,474,078 shares of Common Stock

This prospectus covers the resale of a total of 12,474,078 shares of issued and outstanding common stock of Fusion Connect, Inc., par value $0.01 per share (the “Common Stock”), which may be offered from time to time by the selling stockholder identified elsewhere in this prospectus.

We are registering these shares of Common Stock for resale by the selling stockholder named in this prospectus, or its respective successors and permitted assigns, to fulfill our contractual obligation under a registration rights agreement between the selling stockholder and us, as described under the section entitled “Selling Stockholder.” We will not receive any proceeds from the sale of these shares by the selling stockholder. These shares are being registered to permit the selling stockholder to sell shares from time to time, in amounts, at prices and on terms determined at the time of sale. The selling stockholder may sell these shares through ordinary brokerage transactions, directly to market makers for our shares of Common Stock or through any other means described elsewhere in this prospectus under the caption “Plan of Distribution.” The prices at which the selling stockholder may sell the shares of Common Stock will be determined by prevailing market prices or through privately negotiated transactions. We do not know when or in what amount the selling stockholder may offer these shares of Common Stock for sale.

Our Common Stock is currently quoted on The Nasdaq Global Market and trades under the symbol “FSNN.” On July 5, 2018, the closing price for our Common Stock on The Nasdaq Global Market was $3.95 per share.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 12.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2018.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, “Fusion,” the “Company,” “we,” “us,” and “our” are references to Fusion Connect, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the shares of Common Stock, you should refer to the registration statement, including its exhibits. The selling stockholder may from time to time sell up to 12,474,078 shares of our Common Stock as described in this prospectus under the caption “Plan of Distribution.”

You should rely only on the information contained in this prospectus or any related prospectus supplement, including the content of all documents now or in the future incorporated by reference into the registration statement of which this prospectus forms a part. Neither we nor the selling stockholder (nor any of our or its respective affiliates) has authorized anyone to provide you with any information other than the information contained in or incorporated by reference in this prospectus or in any prospectus supplement and in the documents incorporated by reference herein. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholder is making an offer of the shares of our Common Stock to be sold under this prospectus in any jurisdiction where such offer or sale is not permitted. You should not assume that the information contained in this prospectus or any related prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the related prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Other than as required by law or as explicitly set forth in this prospectus, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. Certain statements contained in this prospectus regarding the Company’s business and operations may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements in this prospectus, other than statements of historical fact, which address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as growth, future capital expenditures, sales, business strategy and other similar matters are forward-looking statements. In some cases you can identify forward looking statements by terminology such as “anticipates,” “expects,” “intends,” “may,” “should,” “plans,” “believes,” “predicts,” “potential” or the negative of these terms or other similar expressions or phrases. These statements are only predictions.  Actual events or results may differ materially.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements. We are under no obligation to update any of the forward-looking statements after the date of this prospectus and any applicable prospectus supplement to conform such statements to actual results or to changes in our expectations.

Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. You are also urged to carefully review and consider the various disclosures made by us that attempt to advise interested parties of the factors that affect our business, including, without limitation, the disclosures made in our most recent Annual Report on Form 10-K, as amended or supplemented, and our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, and in out other filings under the Exchange Act, as filed with the SEC and which are incorporated herein by reference. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to:

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our ability to develop and market new products and services that meet customer demands and generate acceptable margins;
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our ability to negotiate and enter into acceptable contract terms with our suppliers;
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our ability to attract and retain qualified management and other personnel;
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competition in the industry in which we do business;
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failure of the third-party communications networks on which we depend;
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legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged;
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our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service;
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our ability to obtain capital to grow our business;
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technological developments and changes in the industry;
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our ability to complete acquisitions and to integrate any business or operation acquired; and
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general economic conditions.

In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of delivery of this prospectus or any sale of our Common Stock hereunder and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

PROSPECTUS SUMMARY

Because this is a summary, it does not contain all the information about us that may be important to you and that you should consider in making your investment decision. To understand this offering fully, you should read this summary together with the additional detailed information included elsewhere in this prospectus, or incorporated by reference into this prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed herein under “Risk Factors.”

As more fully described elsewhere in this prospectus, we have incorporated certain reports and other information we previously filed with the SEC into this prospectus. To the extent that this prospectus includes information as of a later date than the information incorporated by reference, the information in this prospectus updates and supersedes such previous filed information.

Our Company
Fusion Connect, Inc. (“Fusion”), through its various subsidiaries (collectively, “we,” “us,” “our” or the “Company”), offers a comprehensive suite of cloud communications, cloud connectivity, cloud infrastructure, cloud computing, managed cloud-based applications solutions, and business services to small, medium and large businesses. Our advanced, proprietary cloud services platforms, as well as our state-of-the art switching systems, 100% Internet Protocol-based network, that includes 31,000 route miles of fiber, enable the integration of leading edge solutions in the cloud, increasing customer collaboration and productivity by seamlessly connecting employees, partners, customers and vendors.

We are focused on becoming our customers’ single source for leveraging the increasing power of the cloud, providing a robust package of what we believe to be the essential services that form the foundation for their successful migration to, and efficient use of, the cloud. Our core products and services include cloud voice and unified communications as a service, or UCaaS, improving communication and collaboration on virtually any device, virtually anywhere, and cloud connectivity services, securely and reliably connecting customers to the cloud with managed network solutions that are designed to increase quality and optimize network efficiency. Our cloud computing and infrastructure as a service, or IaaS, solutions are designed to provide our larger enterprise customers with a platform on which additional cloud services can be layered. Complemented by software as a service, or SaaS, solutions such as storage, security and business continuity, our advanced cloud offerings include private and hybrid cloud, storage, backup and recovery and secure file sharing that allow our customers to experience the increased efficiencies and agility delivered by the cloud. Our cloud-based services are flexible, scalable and rapidly deployed, reducing our customers’ cost of ownership while increasing their productivity.

As a result of our acquisition of a number of cloud services businesses over the past five years, Fusion has expanded its business customer base to approximately 160,000 customer accounts, increased its distribution network to over 800 active distribution partners and added a significant number of network facilities, points of presence and fiber assets, thus expanding its geographic reach. Through these acquisitions, we acquired advanced systems and infrastructure and augmented our management team and employee base with talented, experienced, well-trained professionals, and further developed a strong platform for further acquisitions.

Common Stock

Number Outstanding Prior to Offering:
As of July 3, 2018, there were 78,419,272 shares of our Common Stock issued and outstanding, without giving effect to the issuance of (a) 1,193,144 shares in the event of exercise of outstanding Common Stock purchase warrants exercisable at prices ranging from $2.34 to $12.75 per share, and (b) 1,970,854 shares in the event of exercise of outstanding options at a weighted average price of $3.49 per share.

Number Outstanding Subsequent to Offering:	Assuming the issuance of no additional shares, resale of the shares offered hereby will have no effect on the number of shares of Common Stock outstanding immediately following this offering.

Trading Symbol (Nasdaq Global):	FSNN

All share amounts of Common Stock in this prospectus reflect a 1-for-1.5 reverse stock split implemented by Fusion on May 4, 2018.

ABOUT FUSION

Overview

Fusion, through its various subsidiaries, offers a comprehensive suite of cloud communications, cloud connectivity, cloud computing, managed cloud-based applications and business service solutions to small, medium and large businesses. Our advanced, proprietary cloud services platform, as well as our state-of-the art switching systems, 100% Internet Protocol-based network, that includes 31,000 route miles of fiber, enable the integration of leading edge solutions in the cloud, increasing customer collaboration and productivity by seamlessly connecting employees, partners, customers and vendors.

We are focused on becoming our customers’ single source for leveraging the increasing power of the cloud, providing a robust package of what we believe to be the essential services that form the foundation for their successful migration to, and efficient use of, the cloud. Our core products and services include cloud voice and UCaaS, improving communication and collaboration on virtually any device, virtually anywhere, and cloud connectivity services, securely and reliably connecting customers to the cloud with managed network solutions that are designed to increase quality and optimize network efficiency. Our cloud computing and IaaS solutions are designed to provide our larger enterprise customers with a platform on which additional cloud services can be layered. Complemented by our SaaS solutions such as storage, security and business continuity, our advanced cloud offerings include private and hybrid cloud, storage, backup and recovery and secure file sharing that allow our customers to experience the increased efficiencies and agility delivered by the cloud. Our cloud-based services are flexible, scalable and rapidly deployed, reducing our customers’ cost of ownership while increasing their productivity.

Our growth strategy is focused on marketing services to small and mid-sized businesses, as well as larger enterprises, using both our direct and partner distribution channels.

Corporate Information

Fusion was incorporated in Delaware on September 17, 1997.  Fusion’s principal executive offices are located at 420 Lexington Avenue, Suite 1718, New York, New York 10170 and its telephone number at this location is (212) 201-2400. We maintain a website at www.fusionconnect.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus and should not be relied upon.

RECENT DEVELOPMENTS

MegaPath Acquisition

On June 15, 2018, Fusion completed its acquisition of MegaPath Holding Corporation, a Delaware corporation (“MegaPath”), pursuant to the Agreement and Plan of Merger (the “MegaPath Merger Agreement”), dated May 4, 2018, by and among Fusion, Fusion MPHC Acquisition Corp., a Delaware corporation (“MPHC Merger Sub”), MegaPath, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the stockholders and optionholders of MegaPath. At the closing of the MegaPath acquisition (the “MegaPath Closing”), MPHC Merger Sub merged with and into MegaPath, with MegaPath surviving the merger (the “MegaPath Merger”), and it simultaneously changed its name to “Fusion MPHC Holding Corporation.”

At the MegaPath Closing, Fusion paid approximately $61.5 million of the $71.5 million purchase price in cash (the “Cash Consideration”), and approximately $10 million of the purchase price was paid in 1,679,144 shares of Fusion’s common stock, par value $0.01 per share (the “Stock Consideration”), issued to the former stockholders of MegaPath who are “Accredited Investors” as defined under Rule 501 of Regulation D promulgated under the Securities Act (the “MegaPath Stockholders”), at an agreed upon price of $5.775 per share, in accordance with the MegaPath Merger Agreement. Furthermore, $2,500,000 of the Cash Consideration was deposited into an escrow account with Citibank, N.A., as escrow agent, to be held for one (1) year to secure the indemnification obligations in favor of Fusion under the MegaPath Merger Agreement. The Cash Consideration, as well as certain expenses associated with the acquisition of MegaPath, was funded from approximately $62 million of borrowings under the First Lien Credit Facility (as defined below).

Birch Transaction and New Credit Facilities

On May 4, 2018 (the “Birch Closing Date”), Fusion completed the various transactions contemplated by the Agreement and Plan of Merger, dated August 26, 2017, as amended (the “Birch Merger Agreement”), by and among Fusion, Fusion BCHI Acquisition LLC, a wholly-owned subsidiary of Fusion (“BCHI Merger Sub”), and Birch Communications Holdings, Inc. (“Birch”).

As contemplated by the Birch Merger Agreement, on the Birch Closing Date, Birch merged with and into BCHI Merger Sub (the “Birch Merger”), with BCHI Merger Sub surviving the Birch Merger as a wholly-owned subsidiary of Fusion. The Birch Merger and other transactions contemplated by the Birch Merger Agreement were approved by the stockholders of Fusion at its annual meeting of stockholders held on February 21, 2018 (the “Annual Meeting”). At the closing of the Birch Merger, Fusion (i) issued a total of 49,896,310 shares of Common Stock to BCHI Holdings, LLC, a Georgia limited liability company (“BCHI Holdings”), and (ii) Fusion entered into a registration rights agreement with BCHI Holdings (the “Registration Rights Agreement”) under which it agreed, among other things, to use its reasonable best efforts to cause a resale registration statement covering up to twenty five percent (25%) of these shares of Common Stock to be filed with, and declared effective by, the SEC within 120 days following the closing of the Birch Merger. The registration statement of which this prospectus forms a part is the registration statement required by that Registration Rights Agreement. Under the Preferred Stock Purchase Agreement (as defined below), Fusion agreed to initially file this registration statement within five (5) business days after certain specified conditions were met, with which Fusion is in compliance.

The issuance of the 49,896,310 shares of Common Stock to BCHI Holdings resulted in a change in control of Fusion. As a result, the Birch Merger is being accounted for as a reverse acquisition and recapitalization, with BCHI Holdings as the acquirer for accounting purposes, and the historical financial statements of Birch have become the historical financing statements of Fusion.

In connection with the Birch Merger, (a) all shares of our then-outstanding preferred stock were converted into shares of Common Stock or cancelled; (b) we effected a 1 for 1.5 reverse stock split of our Common Stock; (c) our certificate of incorporation was amended and restated to, among other things, (i) increase the number of authorized shares of our Common Stock to 150,000,000, and (ii) change our name to “Fusion Connect, Inc.”; and (d) our Common Stock began trading on The Nasdaq Global Market under our historical symbol “FSNN”. All share amounts in this prospectus reflect the 1-for-1.5 reverse stock split completed by Fusion on May 4, 2018.

As required by the terms of a stockholders’ agreement executed at the closing of the Birch Merger by and among Fusion, BCHI Holdings and certain specified stockholders of Fusion (the “Stockholders Agreement”), our board of directors (“Board”) size was reduced to seven (7) and the following individuals were appointed and elected as directors of Fusion: Matthew D. Rosen, Chairman of the Board; Holcombe T. Green, Jr., Vice-Chairman of the Board Marvin S. Rosen; Holcombe Green, III; Michael J. Del Giudice; Lewis W. Dickey, Jr.; and Rafe de la Gueronniere. Biographical information relating to each of these directors can be found in Fusion’s Schedule 14F-1 filed with the SEC on April 2, 2018 and Current Report on Form 8-K filed with the SEC on May 10, 2018.

In order to finance the Birch Merger, on the Birch Closing Date, Fusion entered into (i) a $595 million first lien credit facility (the “First Lien Credit Facility”), (ii) a $85 million second lien credit facility (the “Second Lien Credit Facility” and together with the First Lien Credit Facility, the “Credit Facilities”)), and (iii) a $10.0 million subordinated note (the “Subordinated Note”). The First Lien Credit Facility consists of a $45 million Tranche A term loan (the “Tranche A Term Loan”), a $510 million Tranche B term loan (the “Tranche B Term Loan”) and a $40.0 million revolving credit facility (the “Revolver”). The Tranche A Term Loan was issued with an original issue discount (“OID”) of 0.5%. The Tranche B Term Loan was issued with an OID of 4.0%, except for $170 million of the Tranche B Term Loan made by one lender and certain of its affiliates, which was issued with an OID of 9.0%. The Second Lien Credit Facility consists solely of a term loan (the “Second Lien Term Loan” and together with the Tranche A Term Loan and the Tranche B Term Loan, collectively, the “Term Loans”) and was issued with an OID of 4.0%. The maturity date of the Tranche A Term Loan and the Revolver is four (4) years from the Birch Closing Date, the maturity date of the Tranche B Term loan is five (5) years from the Birch Closing Date and the maturity date of the Second Lien Term Loan is five (5) years and six (6) months from the Birch Closing Date. The Tranche A Term Loan and the Tranche B Term Loan are subject to specified quarterly amortization payments and each of the Term Loans is subject to specified mandatory prepayment in connection with certain asset sales, debt issuances and out of excess cash flow, among other things, subject to certain significant exceptions. Fusion may prepay the Term Loans subject to specified notice and “make whole” applicable to that Term Loan.

At Fusion’s election, borrowings under the First Lien Credit Facility and the Second Lien Credit Facility may be made as either Base Rate Loans or LIBOR Rate Loans (as such terms are defined in the respective credit facility). The Base Rate Loans are subject to a floor of 2.0% and the LIBOR Rate Loans are subject to a floor of 1.00%.

All of Fusion’s obligations under the First Lien Credit Facility and the Second Lien Credit Facility are guaranteed by each of its US subsidiaries and the guarantees by those US subsidiaries are secured by a security interest in substantially all of the assets (including the stock of all US subsidiaries) owned by them or acquired in the future, subject to certain limitations and restrictions).

Under the terms of the Credit Facilities, Fusion is subject to a number of affirmative and negative covenants, includ ing, but not limited to, restrictions on paying indebtedness subordinate to its obligations to the lenders, incurring additional indebtedness, making capital expenditures, dividend payments and cash distributions by subsidiaries. Furthermore, Fusion is required to comply with various financial covenants, including net leverage ratio, fixed charge coverage ratio and maximum levels of consolidated capital expenditures; and its failure to comply with any of the restrictive or financial covenants could result in an event of default and accelerated demand for repayment of its indebtedness.

On the Birch Closing Date, Fusion also entered into a preferred stock purchase agreement with Holcombe T. Green, Jr. (the “Preferred Stock Purchase Agreement”) pursuant to which it issued and sold to Mr. Green 15,000 shares (the “Series D Preferred Shares”) of Series D Cumulative Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”) of Fusion, a newly designated series of Fusion Preferred Stock, for an aggregate purchase price of $14,700,000. The Series D Preferred Shares have a stated value of $15,000,000, and Fusion agreed to pay Mr. Green a closing fee of $200,000 in connection with the closing of such sale. The Series D Preferred Shares were sold in reliance upon the exemptions from the registration requirements under the Securities Act pursuant to Section 4(a)(2) thereunder. On the Birch Closing Date, Fusion filed a Certificate of Designations and Preferences (the “Series D Certificate of Designations”) of the Series D Preferred Stock with the Secretary of State of the State of Delaware. The Series D Certificate of Designations created, out of the authorized and unissued shares of preferred stock of Fusion, the Series D Preferred Stock, consisting of 100,000 shares, and established the rights, preferences and privileges thereof.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully consider the risk factors described below, together with all of the other information included or incorporated by reference in this prospectus, including, without limitation, the risk factors in the section entitled “Item 1A. – Risk Factors” in our most recent Annual Report on Form 10-K, as amended or supplemented, which is on file with the SEC, in evaluating our future prospects. In particular, keep these risk factors in mind when you read “forward-looking” statements elsewhere in this prospectus. Forward-looking statements relate to our expectations for future events and time periods. Generally, the words “anticipates,” “expects,” “intends,” “may,” “should,” “plans,” “believes,” “predicts,” “potential” and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements. Any of the risks listed in our most recent Annual Report on Form 10-K, as amended or supplemented,  or any other documents incorporated by reference in this prospectus, or any of the following risks could harm our business, operating results or financial condition and could result in a complete loss of your investment in the Common Stock sold under this prospectus. Additional risks and uncertainties that are not yet identified or that we currently think are immaterial may also harm our business and financial condition in the future.

Risks Relating to Our Business

The amount of debt that we have outstanding could restrict our activities or have a negative impact on our liquidity, our business, financial condition or results of operation.

As of July 5, 2018, we had approximately $646 million of indebtedness outstanding. Our Credit Facilities contain various covenants that limit our ability to engage in specified types of transactions. Our overall leverage and the terms of our financing arrangements:

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limit our ability to obtain additional financing in the future for working capital, capital expenditures and acquisitions;
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make it more difficult to satisfy our obligations under the terms of our indebtedness;
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limit our ability to refinance our indebtedness on terms acceptable to us or at all;
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limit our flexibility to plan for and adjust to changing business and market conditions in the industries in which we operate and increase our vulnerability to general adverse economic and industry conditions;
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require us to dedicate a substantial portion of our cash flow to make interest and principal payments on our debt, thereby limiting the availability of our cash flow to fund future acquisitions, working capital, business activities, and other general corporate requirements;
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limit our ability to obtain additional financing for working capital, to fund growth or for general corporate purposes, even when necessary to maintain adequate liquidity, particularly if any ratings assigned to our debt securities by rating organizations were revised downward; and
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subject us to higher levels of indebtedness than certain of our competitors, which may cause a competitive disadvantage and may reduce our flexibility in responding to increased competition.

Currently, substantially all of the assets of Fusion and its US subsidiaries are pledged as collateral under the Credit Facilities. The Credit Facilities contain a number of affirmative and negative covenants, including, but not limited to, restrictions on paying indebtedness subordinate to its obligations to the lenders, incurring additional indebtedness, making capital expenditures, dividend payments and cash distributions by subsidiaries. Furthermore, Fusion is required to comply with various financial covenants, including net leverage ratio, fixed charge coverage ratio and maximum levels of consolidated capital expenditures. Failure to comply with any of the restrictive or financial covenants contained in the Credit Facilities could result in an event of default and accelerated demand for repayment of our outstanding debt. We do not have the financial resources to repay our debt if it is accelerated.

We have a history of operating losses and net losses. There can be no assurance that we will ever achieve profitability or have sufficient funds to execute our business strategy.

At March 31, 2018, on a proforma combined basis, we had a stockholders’ deficit of $122 million. In addition, for the three months ended March 31, 2018, on a proforma combined basis, we incurred net losses applicable to common stockholders of $16 million. On a proforma combined basis, our cash flows from operations for the three months ended March 31, 2018 and the year ended December 31, 2017 were not sufficient to support our capital expenditure requirements and other obligations during such periods. We may not be able to generate profits in the future and may not be able to support our operations or otherwise establish a return on invested capital. In addition, we may not have sufficient funds to execute our business strategy, requiring us to raise additional funds from the equity markets or other sources, resulting in further dilution to our equity holders. These losses, among other things, have had, and may continue to have, an adverse effect on our working capital, total assets and stockholders’ equity.

Changes in technology and service offerings could affect our ability to compete in the marketplace for cloud communications services and business services.

Our business is subject to rapid and significant changes in technology, particularly in the emerging areas of cloud voice, UCaaS, cloud connectivity, cloud storage and cloud computing. Our industry has evolved significantly in these areas over the past few years, and is expected to continue to evolve. Emerging technologies could lead to the development of newer, more convenient, more cost-effective or otherwise more attractive services than those we offer. In addition, the preferences and requirements of business customers are changing rapidly. Our ability to retain current customers and attract new customers may be highly dependent on whether we choose the technologies that will ultimately have the greatest customer acceptance, are able to adopt these new technologies and offer competitive new services when appropriate, or can compete successfully against other service providers that use these new technologies, many of whom are larger or possess greater financial or technical resources than we do. The development, introduction and marketing of such new services in response to new technologies or new customer demands may require us to increase our capital expenditures significantly. In addition, new technologies may be protected by patents or other intellectual property laws and therefore may only be available to our competitors and not to us.

The cloud services and business services sectors are highly competitive and we may be unable to compete effectively.

The cloud and business services sectors are highly competitive, rapidly evolving and subject to constant technological change. In addition, many of our current cloud and business services competitors are significantly larger than us and have substantially greater market presence than we do; greater financial, technical, operational and marketing resources than us; and more experience than we have. In the event that any competitor expends significant sales and marketing resources in one or several markets where we compete with them, we may not be able to compete successfully in those markets. We also believe that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely affect our gross margins if we are not able to reduce our costs commensurate with the price reductions of our competitors. In addition, the pace of technological change makes it impossible for us to predict whether we will face new competitors using different technologies to provide the same or similar services offered or proposed to be offered by us. If our competitors were to provide better and more cost effective services than we do, we may not be able to increase our revenues or capture any significant market share.

If we do not retain our executive officers and senior management, or if we do not continue to attract and retain qualified personnel, our ability to execute our business plan could be adversely affected.

Our existing executive officers and senior management have extensive experience in the cloud services and communications industry, as well as many years of working together as an integrated management team directing our day-to-day operations. As a result, we are dependent on those individuals and the loss of the services of one or more of these individuals could impair our ability to execute our strategy or achieve our business and financial objectives.

We do not have written employment agreements with any of our executive officers or other members of our senior management team except for Matthew D. Rosen, our Chief Executive Officer, and Kevin M. Dotts, our Chief Financial Officer.

We face competition for qualified personnel, including management, technical, financial and sales personnel. If we are unable to attract and retain experienced and motivated personnel, the growth of our business or the effectiveness of our day-to-day operations may be negatively impacted and we may not be able to further grow our customer base or achieve our business or financial objectives.

Our revenue growth is dependent upon our ability to build new distribution relationships and to acquire new customers.

Our ability to grow through efficient and cost effective deployment of our cloud and business services is, in part, dependent upon our ability to continue to identify and contract with local, regional and national entities that will assist in the distribution of our products and services. If we are unable to identify, contract with or maintain such distribution relationships, or if the efforts of these agents are not successful, we may not grow the customer base or achieve the revenue level currently envisioned and our results of operations will be adversely impacted.

Our ability to grow our business is dependent upon market developments, which may lead us to make expenditures that do not result in increased revenue.

Our purchase of network equipment and software will be based, in part, upon our expectations concerning future revenue growth and market developments. As we expand our network, we will be required to make significant capital expenditures, including the purchase of additional network equipment and software. To a lesser extent, our fixed costs will also increase from the ownership and maintenance of a greater amount of network equipment including our switching systems, gateways, routers and other related systems. If our service volume were to decrease, or fail to increase to the extent expected or necessary to make efficient use of our network, our costs as a percentage of revenue would increase significantly.

We rely upon certain proprietary rights in our technology, systems and business processes. If our protection of these rights were to be compromised, it could negatively affect our ability to compete or to achieve our projected business and financial results.

Our ability to compete depends, in part, upon our proprietary rights in our technology, systems and business processes. In general, our technology is based on the integration and use of publicly available hardware components, and is therefore afforded little protection under existing patent law. Some of our software and systems, while developed by us, are generally not unique in such a manner as to allow protection under existing patent law. As a result, we generally rely on a combination of contractual restrictions and the general protection afforded by copyright, trademark and trade secret laws to establish and protect our proprietary rights. Such limited protection could prove insufficient and thereby subject us to increased competition or impact the business or financial results of our operations.

It is the Company’s policy to require employees, consultants and, when warranted, certain customers and vendors to execute confidentiality agreements with us. These agreements provide that confidential information developed or made known during the course of the relationship must be kept confidential and not disclosed to third parties except under certain limited circumstances. If such arrangements were to prove ineffective in protecting our confidential information, our business or financial performance could be negatively impacted.

The U.S. Patent and Trademark Office has granted Fusion federal registration for 61 trademarks and one patent. Federal registration of those trademarks will be effective for as long as we continue to use them and renew their registrations. Federal registration for the patent will continue for 20 years from the date of application, or until 2028, so long as the maintenance fees are paid. The Canadian Intellectual Property Office has granted Fusion registration of one patent. Such registration will be effective for 20 years from the date of application, or until 2028, so long as the maintenance fees are paid. We may register additional trademarks, patents and other intellectual property rights in the future, although there can be no assurance that our effort to register these trademarks, patents or other intellectual property rights will be successful. Fusion generally does not register any of its copyrights with the U.S. Copyright Office, but relies on the protection afforded to such copyrights by the U.S. Copyright Act, which provides protection to authors of original works whether published or unpublished and whether registered or unregistered.

We earn revenue, incur costs and maintain cash balances in multiple currencies, and currency fluctuations could adversely affect our financial results.

We have operations in Canada, where we earn revenue and incur costs in Canadian Dollars. Doing business in Canada exposes us to foreign currency risks in numerous areas, including revenue, purchases and payroll. Certain of these currency exposures are naturally offset because revenue and costs are both denominated in the same foreign currency, and certain cash balances are held in U.S. Dollar denominated accounts. However, due to the increasing size and importance of our Canadian operations, fluctuations in foreign currency exchange rates could materially impact our results.

Our cash position includes amounts denominated in both U.S Dollars and Canadian Dollars. We manage our overall cash requirements considering available funds from our subsidiaries and the cost effectiveness with which these funds can be accessed. The repatriation of cash balances from our subsidiaries outside the U.S. could have adverse tax consequences and be limited by foreign currency exchange controls. However, those balances are generally available in the local jurisdiction without legal restrictions to fund ordinary business operations. Any fluctuations in foreign currency exchange rates could materially impact the availability and amount of these funds available for transfer.

We are dependent upon our ability to obtain the necessary regulatory approvals and licenses to enter new markets in which such approvals are required. Such approvals may or may not occur as planned and could be delayed.

Our ability to enter into new markets may, in certain cases, rely upon our ability to obtain licenses or other government approvals to operate in those markets, our ability to establish good working relationships with the relevant regulatory authorities in those jurisdictions and/or our ability to interconnect to the networks of other carriers and providers in those markets. If we are not able to obtain or are delayed in obtaining any necessary licenses, approvals or interconnections, our ability to enter these new markets may be prevented or delayed.

If we are unable to manage our growth or implement our expansion strategy, we may increase our costs without increasing our revenue.

We may not be able to expand our product offerings, customer base and markets, or implement the other features of our business strategy at the rate, or to the extent, presently planned. Our projected growth will place a significant strain on our administrative, operational and financial resources and may increase our costs. If we are unable to successfully manage our future growth, continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, we may not be able to maximize revenue or achieve profitability.

Industry consolidation could make it more difficult for us to compete.

Consolidation in the communications and cloud services industry is occurring at a rapid pace. Companies offering cloud voice, UCaaS, cloud connectivity, SaaS, IaaS and other cloud services, as well as business services, are consolidating. This consolidation strengthens our competitors and poses increased competitive challenges for us. In addition, there has been, and continues to be, combinations between incumbent local exchange carriers (“ILECs”)/interexchange carriers which provides the ILECs with national and international networks and eliminated the two most effective and well-financed opponents of the ILECs in federal and state legislative and regulatory forums, potentially reducing the availability of non-ILEC network facilities.

We may not be able to compete successfully with businesses that have combined, or will combine, to produce companies with substantially greater financial, technical, sales and marketing resources, or with larger client bases, more extended networks or more established relationships with vendors and distributors. If we were to experience such heightened competitive pressures, there is a risk that our revenues may not grow as expected and the value of our Common Stock and other equity securities could decline.

We rely on third party equipment suppliers who may not be able to provide us the equipment necessary to deliver the services that we seek to provide.

We are dependent on third party equipment suppliers, including Cisco, BroadSoft, Acme Packet and Sonus, for equipment, software and hardware components. If these suppliers fail to continue product development and research and development or fail to deliver quality products or support services on a timely basis, or if we are unable to develop alternative sources of supply if and as required, such a failure could result in an inability to deliver the services that we currently provide or intend to provide, and our financial condition and results of operations may be adversely affected.

A significant amount of our revenue is derived from a limited number of customers, and any reduction in revenue from any of these customers could have a material adverse effect on our business.

After giving effect to the Birch Merger and the MegaPath Merger, our ten largest customers by revenue accounted for approximately 4% of our proforma consolidated revenue in 2017. For the years ended December 31, 2017 and after giving effect to the Birch Merger and the MegaPath Merger, no single customer accounted for more than 10% of our proforma consolidated revenue or accounts receivable. If any of our key customers decides not to renew its contracts with us, or to renew on less favorable terms, our business, revenue, reputation, and our ability to obtain new customers could be adversely affected.

Our rights to the use of fiber that is part of our network may be affected by the ability to continue long term contracts and the financial stability of our IRU fiber providers.

A portion of our services are provided on network fiber facilities licensed or leased from other network service providers through indefeasible rights of use, or IRUs, or similar arrangements. The facilities under these agreements have remaining terms generally ranging from less than 1 year to 24 years. In these agreements, the network owner is responsible for network maintenance for which we pay such network owners. If our network provider under IRU agreements has financial troubles, it could adversely affect our costs, especially maintenance costs and ability to deliver service. Also, if our network providers under IRU agreements are unable to obtain and maintain necessary rights-of-way and access to pole attachments for their fiber networks or if they fail to renew or extend our IRUs, our operations may be interrupted and/or we could incur material expenses if we were required to relocate to alternative network assets.

Our ability to provide services is often dependent on our suppliers and other service providers who may not prove to be reliable.

A majority of the voice calls made by our customers are connected through other communication service providers, which provide us with transmission capacity through a variety of arrangements. Our ability to terminate voice traffic in our targeted markets is an essential component of our ongoing operations. If we do not secure or maintain operating and termination arrangements, our ability to increase services to our existing markets and gain entry into new markets will be limited. Therefore, our ability to maintain and expand our business is dependent, in part, upon our ability to maintain satisfactory relationships with other domestic service providers, Internet service providers, international service providers, fiber optic cable providers and other service providers, many of which are our competitors, and upon our ability to obtain the services on a cost effective basis. In addition, if a service provider with whom we interconnect does not carry the traffic routed to it, or does not provide the required bandwidth, we may be forced to route our voice traffic to, or buy capacity from, a different service provider on less advantageous terms, which could reduce our profit margins or degrade our network service quality. In the event network service quality is degraded, it may result in a loss of customers. To the extent that any of these service providers with whom we interconnect raises its rates, changes its pricing structure or reduces the amount of bandwidth it will make available to us, our revenues and profitability may be adversely affected. Also, our revenues and profits may be adversely affected if our suppliers experience financial difficulties that prevent or impair their provision of the services we need.

Some of our services are dependent upon multiple service platforms, network elements, and back-office systems that are reliant on third party providers.

We have deployed back-office systems and services platforms that enable us to offer our customers a wide-array of services and features. Sophisticated back office information and processing systems are vital to our continued growth and our ability to continue to monitor costs, invoice customers, provision customer orders, and achieve operating efficiencies. Some of these systems are dependent upon license agreements with third party vendors. These third party vendors may cancel or refuse to renew some of these agreements, and the cancellation or non-renewal of these agreements may harm our ability to invoice customers and provide services efficiently.

Our business could be materially and adversely affected in the event of accusations of infringement of third-party intellectual rights.

There has been substantial litigation in the areas in which we operate regarding intellectual property rights. Regardless of the merits, accusations and lawsuits concerning claims of infringement or misuse of another party’s proprietary rights may negatively affect customer relationships, may divert management’s attention away from other aspects of our operations and, upon resolution may have a material adverse effect on our business, results of operations, financial condition and cash flows.

If we were found to be infringing on the intellectual property rights of a third party, we could be subject to liability for such infringement, which could be material. We could also be prohibited from selling certain services or required to redesign certain services, each of which could have a material adverse effect on our business and results of operations. These and other outcomes may result in the loss of a substantial number of existing customers or prevent our acquisition of new customers; cause us to pay license fees for intellectual property we are found to have infringed; cause our costs to increase; materially and adversely affect our brand in the marketplace and cause a substantial loss of good will; and cause us to cease certain services or offering certain features.

Vulnerabilities to security breaches, cyber intrusions and other malicious acts could adversely impact our business.

In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, state-sponsored intrusions, industrial espionage, employee malfeasance, and human or technological error. Computer hackers and others routinely attempt to breach the security of technology products, services, and systems such as ours, and those of customers, third-party contractors and vendors.

Our operations depend on our ability to protect our network from interruption by damage from unauthorized entry, computer viruses or other events beyond our control. In the past, we may have been subject to malicious attacks including denial or disruption of service (“DDOS”), and we may be subject to DDOS or other malicious attacks in the future. We cannot assure you that our backup systems, regular data backups, security protocols, DDOS mitigation and other procedures that are currently in place, or that may be in place in the future, will be adequate to prevent significant damage, system failure or data loss. Critical to our provision of service is the storage, processing, and transmission of confidential and sensitive data. We store, process and transmit a wide variety of confidential and sensitive information including credit card, bank account and other financial information, proprietary, trade secret or other data that may be protected by intellectual property laws, customers' and employees' personally identifiable information, as well as other sensitive information. We, along with others in the industry, will be subject to cyber threats and security breaches, given the nature of the information we store, process and transmit.

Depending on the evolving nature of cyber threats and the measures we may have to implement to continue to maintain the security of our networks and data, our profitability may be adversely impacted or we may have to increase the price of our services which may make our offerings less competitive with those of other service providers.

If an individual obtains unauthorized access to our network, or if our network is penetrated, our service could be disrupted and sensitive information could be lost, stolen or disclosed which could have a variety of negative impacts, including legal liability, investigations by law enforcement and regulatory agencies, and exposure to fines or penalties, any of which could harm our business reputation and have a material negative impact on our business. In addition, to the extent we market our services as compliant with particular laws governing data privacy and security, such as HIPAA (Health Insurance Portability and Accountability Act), GDPR (General Data Protection Regulation) and the Gramm-Leach-Bliley Act, any security breach that exposes protected information may make us susceptible to a number of claims related to our marketing.

Many governments have enacted laws requiring companies to notify individuals of data security incidents involving certain types of personal data. In addition, some of our customers contractually require notification of any data security compromise. Security compromises experienced by our competitors, by our customers or by us may lead to public disclosures, which may lead to widespread negative publicity. Any security compromise in our industry, whether actual or perceived, could harm our reputation, erode customer confidence in the effectiveness of our security measures, negatively impact our ability to attract new customers, cause existing customers to elect not to renew their contracts with us or subject us to third-party lawsuits, regulatory fines or other action or liability, which could materially and adversely affect our business and operating results.

In contracts with larger customers, we sometimes agree to assume liability for security breaches in excess of the amount of committed revenue from the contract. In addition, there can be no assurance that any limitations of liability provisions in our customer contracts for a security breach would be enforceable or adequate or would otherwise protect us from any such liabilities or damages with respect to any particular claim. We also cannot be sure that our existing general liability insurance coverage and coverage for errors or omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, financial condition and operating results.

Our ability to provide certain of our services and systems at competitive prices is dependent on our ability to negotiate and enforce favorable interconnection and other agreements with ILECs.

Our ability to continue to obtain favorable interconnection, unbundling, service provisioning and pricing terms is dependent, in part, on maintenance of interconnection agreements with ILECs. We are party to one or more interconnection agreements in each state and service territory in which we require such agreements. The initial terms of many of our interconnection agreements have expired, however, our interconnection agreements generally contain an “evergreen” provision that allows the agreement to continue in effect until terminated. ILECs also are making available some facilities and services to competitors under unregulated “commercial agreements” that are not subject to the same requirements as interconnection agreements. The largest ILECs are also attempting to eliminate mandatory interconnection through FCC rulemaking, and replace regulated interconnection arrangements with commercial negotiations. If we were to receive a termination notice from an ILEC, we could negotiate a new agreement or initiate an arbitration proceeding at the relevant state commission before the agreement expired. In addition, the Federal Communications Act of 1934, as amended (the “Communications Act”) gives us the right to opt into interconnection agreements which have been entered into by other carriers, provided the agreement is still in effect and provided that we adopt the entire agreement. We cannot assure you that we will be able to successfully renegotiate these agreements or any other interconnection agreement on terms favorable to us or at all.

Local telephone service competition depends on costbased and nondiscriminatory interconnection with, and use of, ILEC networks and facilities. Failure to achieve and maintain such arrangements could have a material adverse effect on our ability to provide competitive local telephone services. If we are unable to renegotiate or enter into new agreements on acceptable terms, our cost of doing business could increase and our ability to compete could be impeded.

Due to their control of “last-mile” access to many of our customers, if we experience difficulties in working with ILECs, our ability to offer services on a timely and cost-effective basis could be materially and adversely affected.

Our business depends on our ability to interconnect with ILEC networks and to lease from the ILECs certain essential network elements. We obtain access to these network elements and services under terms established in interconnection agreements, contract tariffs and commercial arrangements that we have entered into with ILECs. Like many competitive communications services providers, from time to time, we may experience difficulties in working with ILECs with respect to obtaining information about network facilities, ordering and maintaining network elements and services, interconnecting with ILEC networks and settling financial disputes. These difficulties can impair our ability to provide service to customers on a timely and competitive basis. If an ILEC refuses to cooperate or otherwise fails to support our business needs for any other reason, including labor shortages, work stoppages, cost-cutting initiatives or disruption caused by mergers, other organizational changes or terrorist attacks, our ability to offer services on a timely and cost-effective basis can be materially and adversely affected.

Additional taxation and government regulation of the cloud communications industry may slow our growth, resulting in decreased demand for our products and services and increased costs of doing business.

As a result of changes in regulatory policy, we could be forced to pay additional taxes on the products and services we provide. We structure our operations and our pricing based on assumptions about various domestic and international tax laws, tax treaties and other relevant laws. Taxation authorities or other regulatory authorities might not reach the same conclusions about taxation that we have reached in formulating our assumptions. We could suffer adverse tax and other financial consequences if our assumptions about these matters are incorrect or the relevant laws are changed or modified. In the U.S., our products and services are subject to varying degrees of federal, state and local regulation, including regulation by the Federal Communications Commission (“FCC”) and various state public utility commissions. In Canada, our products and services are subject to varying degrees of federal, provincial and local regulation, including regulation by The Canadian Radio-television and Telecommunications Commission. We may also be subject to similar regulation by other foreign governments and their telecommunications and/or regulatory agencies. While these regulatory agencies grant us the authority to operate our business, they typically exercise minimal control over the cloud services that we offer. However, they do require the filing of various reports, compliance with public safety and consumer protection standards and the payment of certain regulatory fees and assessments.

              We also hold various U.S. federal and state licenses authorizing us to provide regulated interstate and intrastate telecommunications services to our carrier and end-user customers, and we comply with federal and state reporting, fee payment, tariffing and other obligations with respect to these services. In contrast to the typically lighter regulation of cloud services, described above, telecommunications services in the U.S. are often subject to a more formalized and aggressive regulatory regime. Even in jurisdictions where we are primarily providing cloud or lightly regulated VoIP services, we are regulated more pro-actively based upon the holding of a license to provide telecommunications services. It is possible that at some point we may be found not to have fully complied with applicable federal and/or state licensing or compliance requirements and, as a result, we may be subject to fines, penalties or other enforcement consequences. In addition, following the Birch Merger, our operations are subject to the requirements of a Consent Decree established in 2016 between Birch Communications, Inc. (“BCI”) and the FCC to settle allegations of noncompliance by BCI and its operating subsidiaries. We may face heightened regulatory scrutiny going forward as a result of the Consent Decree and in the event that we are found to have violated any of the specific laws and regulations implicated in the BCI Consent Decree, it is possible that we will face escalated penalties. Over time, it is possible that U.S. federal and/or state regulation of telecommunications services may change and become more burdensome, resulting in increased labor costs for compliance management and/or increases in direct costs of operations, including, e.g., increased federal/state Universal Service Fund contributions or increased FCC and state public utility commission regulatory assessments. In the event that federal and/or state telecommunications regulation becomes more robust in the future, it could provide the basis for an increase in complaints filed against companies such as Fusion pursuant to the Communications Act, and/or state laws and regulations.

In addition to new regulations being adopted, existing laws may be applied to the Internet and other services which are not regulated today, which could hinder our future growth.

New laws and regulations may be adopted that apply to the Internet and new and existing laws and regulations may cover issues that include: sales and other taxes; user privacy; pricing controls; characteristics and quality of products and services; consumer protection; cross-border commerce; copyright, trademark and patent infringement; and other claims based on the nature and content of Internet materials. Changes to existing laws or regulations or the adoption of new laws or regulations could delay growth in demand for our products and services or increase our costs and limit the growth of our revenue.

Additional taxation and government regulation of fiber assets and right of way may increase our cost of doing business.

The provision of certain of our services relies upon our 100% Internet Protocol-based network that includes 31,000 route miles of fiber. These fiber assets occupy rights-of-way and other easements, many of which are controlled by local and state governments. There may be adoption of – or changes to – local and state laws and regulations that affect these fiber assets in public rights-of-way and easements and the effect of those new or revised laws and regulations could be a greater regulatory burden upon the fiber networks, resulting in higher costs for our operations and delays in our ability to effectively manage and make modifications to, including expansions of our networks.

In addition, local governments may require us to obtain licenses, permits, or franchises to use the public rights of way necessary to install and operate our network. We may be subject to numerous local regulations such as building codes, municipal franchise requirements, and licensing. Such regulations vary on a city-by-city and county-by-county basis and can affect our provision of both network services and carrier services. We also may be required to pay license or franchise fees based on a percentage of gross revenues or a per linear foot basis in various localities. In many markets, ILECs are not required to pay these franchise fees or are permitted to pay fees that are substantially lower than those required to be paid by us. To the extent that our competitors do not pay the same level of fees that we do, we could be at a competitive disadvantage.

Birch previously has been the subject of litigation and could be the subject of additional legal actions and possible liabilities in the future.

In the course of normal business activities, Birch and its subsidiaries have been the subject of civil litigation concerning various types of matters including, for example, customer complaints, breach of contract, billing and collection, employee claims, and intellectual property. It is possible that we could be the subject of additional litigation involving similar or different matters in the future. For example, an individual or business could initiate litigation involving similar actions or behavior for which Birch previously was found liable, in the hopes of achieving a similarly favorable outcome. Due to the inherently uncertain nature of litigation, it is not possible to predict the likelihood, scope, or outcome of any future litigation. If litigation is initiated and the outcome is unfavorable to the Company we could be found liable for financial or other penalties. Any such liabilities are not predictable and, individually, or in the aggregate, could have a material adverse impact on Fusion’s financial results.

Lingo may fail to perform under the Transition Services Agreement that was entered into as part of the Birch Merger which could affect our profitability and business.

In connection with the Birch Merger, Birch spun off Lingo and Lingo and Fusion entered into a transition services agreement, dated as of May 4, 2018 (the “Transition Services Agreement”), pursuant to which each of Fusion and Lingo agreed perform certain services for the benefit of the other for a period of time after the closing of the Birch Merger. If Lingo is unable or unwilling to satisfy its payment or performance obligations under the Transition Services Agreement, we could incur losses which could have an adverse effect on our profitability and business. In addition, if we do not have our own systems and services in place, or if we do not have agreements in place with other service providers of these services, or the cost of providing services to Lingo increase substantially, the cost to comply with our obligation to provide services under the Transition Services Agreement may be greater than what is provided therein.

Risks Relating to Our Acquisition Activities

The acquisitions of Birch and MegaPath could impact or cause disruptions in our core business, the acquired Birch business and the acquired MegaPath business, which could have an adverse effect on our business, financial condition or results of operations following its completion.

The acquisitions of Birch andMegaPath could cause disruptions in our business, the acquired Birch business and the business of MegaPath, including:

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Fusion’s, Birch’s and MegaPath’s current and prospective customers and suppliers may experience uncertainty associated with the various mergers, including with respect to current or future business relationships with Fusion, Birch and MegaPath or the combined business and may attempt to negotiate changes in existing business;
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Fusion’s, Birch’s and MegaPath’s employees may experience uncertainty about their future roles with the combined company, which may adversely affect Fusion’s ability to retain and hire key employees and complete the integration of each of Birch and MegaPath;
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the acquisitions of Birch and MegaPath may give rise to potential liabilities; and
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the attention of Fusion’s management team may be directed toward the integration of each of Birch and MegaPath with Fusion and other transaction-related considerations and may be diverted from the day-to-day business operations of Fusion, Birch and MegaPath.

In connection with the acquisitions of Birch and MegaPath, we could also encounter additional transaction and integration-related costs or other factors such as the failure to realize all of the benefits anticipated from our acquisition of Birch or MegaPath.

The diversion of resources and management’s attention to the integration of Birch and MegaPath could adversely affect our day-to-day business.

While the integration of each of Birch and MegaPath is underway, it places a significant burden on our management and internal resources and will continue to do so for some time. The diversion of management’s attention away from day-to-day business concerns and any difficulties we encounter as the integration process progresses could adversely affect our financial results.

The indemnification provided by BCHI Holdings to Fusion regarding various litigation matters and pending regulatory proceedings may not be sufficient to cover the full amount owed.

As a result of the Birch Merger, Birch and certain of its subsidiaries that are involved in various litigation matters and pending regulatory proceedings became subsidiaries of Fusion and, as a result, Fusion is responsible for any liabilities arising from those various matters. BCHI Holdings entered into a letter agreement with Fusion under which it agreed, for a period of 18 months following the closing of the Birch Merger, to indemnify and hold harmless Fusion for and against any and all losses in excess of $500,000 that are related to, or arise from, certain specified litigation and regulatory matters, subject to a maximum aggregate liability of $25 million. Amounts owed by BCHI Holdings under this indemnity may, with limited exception, be paid in cash or shares of our Common Stock at the option of BCHI Holdings, with such shares valued for this purpose at the greater of (A) $3.00 or (B) the weighted average daily closing bid price during a certain period prior to transfer. The BCHI Holdings indemnification does not provide us protection if (i) Birch and our other new subsidiaries have liabilities for litigation or regulatory matters that are not specifically enumerated in the indemnification letter, (ii) the liabilities relating to the covered matters do not arise until after the 18 month indemnity period, or (iii) to the extent the aggregate liability relating to such matters exceeds $25 million.  Furthermore, if an indemnifiable claim exists and BCHI Holdings elects to pay Fusion with shares of our Common Stock, we may not have sufficient cash on-hand to cover the required payments. In addition, if the price of our Common Stock is lower than $3.00 per share, then the indemnification payment in shares will be less than the losses that we incur.

The indemnification provided by BCHI Holdings to Fusion regarding state tax matters may not be sufficient to cover the full amount owed and BCHI Holdings may not have the cash required to fund some or all of its indemnification obligations to Fusion arising under a separation agreement between Birch and its former chief executive officer.

Various Birch subsidiaries that became subsidiaries of Fusion as a result of the Birch Merger are involved in various tax audits and may have failed to file certain historical state tax filings. As a result of the Birch Merger, Fusion is responsible for any liabilities arising from these audits and late and/or missed filings. BCHI Holdings has entered into a letter agreement with Fusion under which it agreed, for a period of 24 months following the closing of the Birch Merger, to indemnify and hold harmless Fusion for and against any and all asserted and/or actual liabilities for unpaid state income tax and franchise fees and associated late fees, penalties and interest for 2017 and prior years; provided however, that Fusion shall bear the initial $1.0 million of any actual taxes (but not any late fees, penalties or interest on any such amounts). Amounts owed by BCHI Holdings under this tax indemnity may be paid in cash or shares of our Common Stock at the option of BCHI Holdings, with such shares valued for this purpose at the greater of (A) $3.00 or (B) the weighted average daily closing bid price during a certain period prior to transfer. The BCHI Holdings indemnification does not provide us protection if (i) Birch and our other new subsidiaries have liabilities for other types of state taxes or any federal tax liabilities, or (ii) the liabilities relating to the covered tax matters do not arise until after the 24 month indemnity period. Furthermore, if an indemnifiable tax claim exists and BCHI Holdings elects to pay Fusion with shares of our Common Stock, we may not have sufficient cash on-hand to cover the required tax payments.  In addition, if the price of our Common Stock is lower than $3.00 per share, then the indemnification payment in shares will be less than the losses that we incur.

In addition to the foregoing tax indemnity side letter, BCHI Holdings entered into another letter agreement under the terms of which it has agreed to indemnify Birch for amounts owed by Birch under a separation agreement, as amended, between Birch and its former chief executive officer. Under the terms of this letter agreement, BCHI has agreed to remit funds sufficient to satisfy each payment to the former chief executive officer on or prior to the dates such payments are required to be made to the former chief executive officer by Birch. Under this indemnity arrangement, BCHI Holdings may settle amounts owed in shares of our Common Stock only if, after diligent efforts, it has been unable to secure the required cash. The value of the shares returned to Fusion in any such case would be determined on the same basis as described above in the case of the tax indemnity letter. If BCHI does not make the required payments when due or it settles these amounts in shares of our Common Stock, we may not have sufficient cash on-hand to cover the required payments.

Birch and MegaPath may have liabilities that are not known, probable or estimable at this time.

As a result of the Birch Merger and the MegaPath Merger, Birth and Megapath became subsidiaries of Fusion and remain subject to all of their liabilities. There could be unasserted claims or assessments, including failure to comply with applicable communications laws, regulations, orders and consent decrees that we failed or were unable to discover or identify in the course of performing our due diligence investigation of these companies. In addition, there may be liabilities that are neither probable nor estimable at this time that may become probable or estimable in the future. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our financial results. We may learn additional information about Birch or MegaPath that adversely affects us, such as unknown, unasserted or contingent liabilities and issues relating to compliance with applicable laws.

We may not realize the revenue growth opportunities and cost synergies that are anticipated from the Birch Merger or the MegaPath Merger as we may experience difficulties in integrating the three businesses.

The benefits that are expected to result from the Birch Merger and the MegaPath Merger will depend, in part, on our ability to realize the anticipated revenue growth opportunities and cost synergies projected to result from each of these mergers. Our success in realizing these revenue growth opportunities and cost synergies, and the timing of this realization, depends on the successful integration of Birch and MegaPath. There is a significant degree of difficulty and management distraction inherent in the process of integrating an acquisition. The difficulty and risks could be heightened when integrating multiple acquisitions within a short period of time. The process of integrating operations could cause an interruption of, or loss of momentum in, our core business, the acquired Birch business and the business of MegaPath. Members of our senior management may be required to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage Fusion, Birch and MegaPath, service existing customers of each company, attract new customers, and develop new products or strategies. If senior management is unable to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer. There can be no assurance that we will successfully or cost-effectively integrate Birch and/or MegaPath. The failure to do so could have a material adverse effect on our business, financial condition or results of operations.

Even if we are able to integrate Birch and MegaPath successfully, this integration may not result in the realization of the full benefits of the growth opportunities and cost synergies that we currently project from these mergers, and we cannot guarantee that these benefits will be achieved within anticipated timeframes or at all. For example, we may not be able to eliminate duplicative costs. Moreover, we may incur substantial expenses in connection with the integration of Birch or MegaPath and the integration may take longer that we anticipate. While it is anticipated that certain expenses will be incurred to achieve cost synergies, such expenses are difficult to estimate accurately, and may exceed current estimates. Accordingly, the benefits from the acquisitions may be offset by costs incurred to, or delays in, integrating the businesses.

Risks Related to Ownership of our Common Stock

Sales, or the availability for sale, of substantial amounts of our Common Stock could adversely affect the value of our Common Stock.

No prediction can be made as to the effect, if any, that future sales of our Common Stock, or the availability of Common Stock for future sales, will have on the market price of our Common Stock. Sales of substantial amounts of our Common Stock in the public market, and the availability of shares for future sale, including shares of our Common Stock issuable upon exercise of outstanding options to acquire shares of our Common Stock, shares of our Common Stock that may be issued in the future upon conversion of preferred stock and shares covered by warrants, could adversely affect the prevailing market price of our Common Stock. This in turn would adversely affect the fair value of our Common Stock and could impair our future ability to raise capital through an offering of our equity securities.

Our Common Stock is concentrated in the hands of a few stockholders, and their interests may not coincide with yours.

As of July 3, 2018, the selling stockholder beneficially owned approximately 63.5% of our outstanding Common Stock. Accordingly, the selling stockholder and its affiliates currently have the ability to exercise significant influence over matters generally requiring stockholder approval. These matters include the election of directors and the approval of significant corporate transactions, including potential mergers, consolidations or sales of all or substantially all of our assets. Your interests as a holder of our Common Stock may differ from the interests of the selling stockholder and its respective affiliates.

Our Common Stock may become subject to the “penny stock” rules of the SEC, which will make transactions in our shares cumbersome and may reduce the value of an investment in our shares.

If the trading price of our Common Stock is less than $5.00 per share, our Common Stock may be considered a "penny stock," and in such event trading in our Common Stock would be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

To date, we have not been considered a “penny stock” due to an exemption from Rule 15g-9 for companies with average annual audited revenues for the prior three years of in excess of $6,000,000 per year. However, should the exclusions from the definition of a “penny stock” change, we may become subject to rules applicable to “penny stocks” and the market for our Common Stock may be adversely affected.

We are unlikely to pay cash dividends on our Common Stock in the foreseeable future.

We have never declared or paid any cash dividends on our Common Stock. We intend to retain any future earnings to finance our operations and expand our business and therefore do not expect to pay any cash dividends in the foreseeable future. The payment of dividends is also subject to provisions of Delaware law prohibiting the payment of dividends except out of surplus and certain other limitations, as well as the restrictions contained in the Credit Facilities.

We could use preferred stock to fund operations or resist takeovers, and the issuance of preferred stock may cause additional dilution.

Our amended and restate certificate of incorporation authorizes Fusion to issue up to 10,000,000 shares of preferred stock, of which 15,000 shares of Series D Preferred Stock are currently issued and outstanding. Our amended and restated certificate of incorporation gives our Board the authority to issue preferred stock without any further approval of our stockholders. We may issue additional shares of preferred stock to raise money to finance our operations. We may authorize the issuance of preferred stock in one or more additional series. In addition, we may set the terms of preferred stock, including:

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dividend and liquidation preferences;

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voting rights;

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conversion privileges;

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redemption terms; and

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other privileges and rights of the shares of each authorized series.

The issuance of large blocks of our preferred stock could have a dilutive effect on our existing stockholders. It can also negatively impact our existing stockholders’ liquidation preferences. In addition, while we include preferred stock in our capitalization to improve our financial flexibility, we could also issue preferred stock to friendly third parties to preserve control by present management. This could occur if we become subject to a hostile takeover that could ultimately benefit our stockholders.

Our use of equity to fund operations is dilutive to existing stockholders and, depending upon the market price of our Common Stock at the time of issuance, we may be required to issue shares of Common Stock at depressed prices.

The use of Fusion equity securities to fund operations is dilutive to our existing stockholders. Unless we are able to generate substantial revenues to fund our future operating expenses, we may be required to fund our operations through the sale of additional equity securities. Moreover, the dilutive effect on our stockholders caused by the issuance of new equity is directly impacted by the market price of our Common Stock at the time of issuance. If we are required to issue equity securities at a time when the market price for our Common Stock is depressed, we will need to issue more shares than if the market price was higher, and the dilutive effect on our stockholders will be greater.

The issuance of our Common Stock upon the exercise of options or warrants may cause significant dilution to our stockholders and may have an adverse impact on the market price of our Common Stock.

As of July 3, 2018, we had 78,419,272 shares of Common Stock outstanding and approximately 1,193,144 shares reserved for the exercise of outstanding warrants, and 1,970,854 shares reserved for the exercise of outstanding stock options. The issuance of our shares of our Common Stock upon the exercise of stock options or warrants will increase the number of our publicly traded shares, which could depress the market price of our Common Stock.

The perceived risk of dilution may cause our common stockholders to sell their shares, which would contribute to a downward movement in the stock price of our Common Stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our Common Stock price could encourage investors to engage in short sales of our Common Stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our Common Stock.

Our Common Stock is subject to price volatility unrelated to our operations.

The market price of our Common Stock has fluctuated substantially and will likely continue to fluctuate due to a variety of factors, including market perception of our ability to achieve our planned growth, our ability to realize synergies from the Birch and MegaPath transactions, quarterly operating results of other companies in our industry, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of our Common Stock and securities issued by many other companies for reasons unrelated to operating performance.

In addition, the market price of our Common Stock may continue to fluctuate significantly in response to a number of other factors, many of which are beyond our control including, but not limited to, the following:

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ability to obtain and retain securities analyst coverage;

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changes in securities analysts’ recommendations or estimates of our financial performance;

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changes in the market valuations of companies similar to us;

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announcements by our competitors of significant contracts, new offerings, acquisitions, commercial relationships, joint ventures, or capital commitments; and

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failure to meet analysts’ expectations regarding financial performance.

Furthermore, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. A securities class action lawsuit against us, regardless of its merit, could result in substantial costs and divert the attention of our management from other business concerns, which in turn could harm our business.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock by the selling stockholder hereunder.

The selling stockholder will pay any underwriting discounts and commissions and any similar expenses it incurs in selling shares of Common Stock covered by this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of our Common Stock covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDER

Background of the Offering

On behalf of the selling stockholder named in the table below (including its respective successors or permitted assigns, who receive any of the shares of Common Stock covered by this prospectus), we are registering, pursuant to the registration statement of which this prospectus forms a part, 12,474,078 shares of our issued and outstanding Common Stock.

When we refer to “selling stockholder” in this prospectus, we mean the stockholder listed in the table below, and any pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholder’s interest in the shares of Common Stock other than through a public sale.

 We are registering the shares of Common Stock to fulfill our contractual obligation under the Registration Rights Agreement. Under the terms of the Registration Rights Agreement, we are obligated, among other things and subject to the conditions and exceptions contained therein, to file this registration statement covering no greater than 25% of the total number of shares acquired by the selling stockholder in connection with the Birch Merger, and to use reasonable best efforts to cause this registration statement to be declared effective by the SEC within 120 days following the closing of the Birch Merger, which closed on May 4, 2018. In addition, Fusion has agreed to maintain the effectiveness of this resale registration statement until the earlier of the sale of all of the covered shares acquired by the selling stockholder in the Birch Merger or the fifth anniversary of the effective date of this registration statement. Under the Preferred Stock Purchase Agreement, Fusion agreed to initially file this registration statement within five (5) business days after certain specified conditions were met, with which Fusion is in compliance.

On June 7, 2018, the selling stockholder executed a lock-up agreement (the “Lock-Up Agreement”), whereby it agreed that it would not, without our written consent, offer, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock that it holds, for 120 days following the closing of the Birch Merger, or September 1, 2018.

We are registering the shares to permit the selling stockholder to offer these shares for resale from time to time. The selling stockholder may sell all, some or none of the shares of Common Stock covered by this prospectus. Additional information relating to sales of the shares of Common Stock offered by the selling stockholder is contained elsewhere in this prospectus under the caption “Plan of Distribution.”

The shares of Common Stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus forms a part remains effective, by or for the account of the selling stockholder, subject to the terms of the Lock-Up Agreement. After the date of effectiveness of the registration statement of which this prospectus forms a part, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its shares of Common Stock. Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Selling Stockholder

The following table sets forth as of the date of this prospectus the:

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name of the selling stockholder;

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amount of Common Stock owned beneficially by the selling stockholder;

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number of shares of Common Stock that may be offered by the selling stockholder pursuant to this prospectus;

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number of shares of Common Stock to be owned by the selling stockholder following sale of the shares of Common Stock covered by this prospectus; and

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percentage of our Common Stock to be owned by the selling stockholder following sale of the shares of Common Stock covered by this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to outstanding voting securities, as well as any voting securities which the person has the right to acquire within 60 days, through the conversion or exercise of any security or other right. The information as to the number of shares of our Common Stock owned by the selling stockholder is based upon our books and records, the information provided by our transfer agent and other information that we have determined to be reliable.

Because the selling stockholder identified in the following table may sell some or all of the shares of Common Stock owned by it which are included in this prospectus, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the selling stockholder upon termination of this offering. We have, therefore, assumed for the purposes of the following table, that the selling stockholder will sell all of the shares of Common Stock owned beneficially by it that are covered by this prospectus, but will not sell any other shares of our Common Stock that it presently owns. Unless otherwise indicated in footnotes, shares in the table refer to shares of outstanding Common Stock. All of the shares reflected in the table under “Number of Shares Available Pursuant to this Prospectus” are owned directly by the named selling stockholder, and we are advised that no other person (including any person identified in the notes to the table) has any beneficial interest therein.

Name of Selling Stockholder	Number of Shares Owned Beneficially	Number of Shares Available Pursuant to this Prospectus	Number of Shares Owned After Offering	Percent of Class After Offering

BCHI Holdings, LLC (1)	49,776,310	12,474,078	37,302,232	47.6%
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(1) Holcombe T. Green, Jr. is the managing member of BCHI Holdings, LLC (“BCHI Holdings”). Mr. Holcombe has sole voting and dispositive power of 29,716,676 shares of Common Stock on behalf of himself and as trustee of (i) The Holcombe T. Green, Jr. 2013 Five-Year Annuity Trust, (ii) The HTG III 2015 Five-Year Annuity Trust, (iii) The FHG 2015 Five-Year Annuity Trust, (iv) The FHG 2017 Two-Year Annuity Trust, (v) The FHG 2017 Four-Year Annuity Trust, (vi) The HTG III 2017 Two-Year Annuity Trust, (vii) The HTG III 2017 Four-Year Annuity Trust, (viii) The FHG 2018 Two-Year Annuity Trust, (ix) The FHG 2018 Four-Year Annuity Trust and (x) The FHG 2018 Five-Year Annuity Trust (collectively the “Trusts”), each of which are members of BCHI Holdings. As managing member of BCHI Holdings, Mr. Green has shared voting and dispositive power over all additional shares owned by BCHI Holdings. Mr. Green disclaims beneficial ownership over all such shares except to the extent of the reporting person’s pecuniary interest.

PLAN OF DISTRIBUTION

We are registering for resale by the selling stockholder and certain of its transferees 12,474,078 shares of our issued and outstanding Common Stock. We will not receive any proceeds from the sale by the selling stockholder of these shares of Common Stock. We will bear all fees and expenses incident to our obligation to register these shares of Common Stock. If these shares of Common Stock are sold through broker-dealers or agents, the selling stockholder will be responsible for any compensation to such broker-dealers or agents, including discounts of commisions.

Subect to the terms and conditions of the Lock-Up Agreement, the selling stockholder may sell its shares of Common Stock by one or more of the following methods, without limitation:

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All or a portion of the shares of Common Stock beneficially owned by the selling stockholder or its pledgees, donees, transferees or successors in interest, may be sold on the OTC Bulletin Board Market, any national securities exchange or quotation service on which the shares of our Common Stock may be listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions, through the writing of options, whether such options are listed on an options exchange or otherwise, short sales or in a combination of such transactions.

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Each sale may be made at market price prevailing at the time of such sale, at negotiated prices, at fixed prices or at carrying prices determined at the time of sale.

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Some or all of the shares of Common Stock may be sold through one or more broker-dealers or agents and may involve crosses, block transactions or hedging transactions. The selling stockholder may enter into hedging transactions with broker-dealers or agents, which may in turn engage in short sales of the Common Stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of Common Stock short and deliver shares of Common Stock to close out short positions or loan or pledge shares of Common Stock to broker-dealers or agents that in turn may sell such shares.

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In connection with such sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and may receive commissions from the purchasers of the shares of Common Stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transaction involved). Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any share of Common Stock from or through such broker-dealer or agent. Any such underwritten offering may be done on a firm commitment or best efforts basis. We have been advised that, as of the date hereof, the selling stockholder has not made any arrangements with any broker-dealer or agent for the sale of its shares of Common Stock.

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Some or all of the shares of Common Stock may be distributed by the selling stockholder to its members.

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Such sales of Common Stock may be conducted by any combination of these methods of sale or may otherwise be conducted in any other manner not prohibited by law.

Subject to the terms and conditions of the Lock-Up Agreement, the selling stockholder may pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus, amending, if necessary, the list of selling stockholder(s) to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

The selling stockholder and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act and any profits realized by the selling stockholder and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of Common Stock covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act (“Rule 144”) may be sold under Rule 144 rather than pursuant to this prospectus. Subject to the terms and conditions of the Lock-Up Agreement, the selling stockholder may also transfer, devise or gift the shares of Common Stock by other means not covered in this prospectus in which case the transferee, devisee or giftee will be the selling stockholder under this prospectus.

 If required at the time a particular offering of the shares of Common Stock covered hereby is made, a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-deals or agents, any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that the selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

The securities offered hereby have been issued to the selling stockholder in a transaction exempt from the registration requirements under the Securities Act. We agreed pursuant to the Registration Rights Agreement to register such securities under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until the earlier of the sale of all of the shares of Common Stock offered under this prospectus or the fifth anniversary of the date of this prospectus.

We will bear all expenses of the registration of the shares of Common Stock covered by this prospectus including, without limitation, SEC filing fees and expenses of compliance with the state securities of “blue sky” laws. The selling stockholder will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholder, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement or the selling stockholder will be entitled to contribution. We will be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder for use in this prospectus, in accordance with the related securities purchase agreement or will be entitled to contribution. Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

There can be no assurance that the selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

Listing

Our Common Stock is listed on The Nasdaq Global Market under the trading symbol “FSNN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Co., New York, New York. Its address and telephone number are One State Street, 30th Floor, New York, New York 10004 and (212) 509-4000, respectively.

CERTAIN PROVISIONS OF DELAWARE LAW AND FUSION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS

Anti-takeover Provisions of Our Charter and Amended and Restated Bylaws

Our amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”) contain provisions that could delay or make more difficult an acquisition of control of the Company not approved by our Board, whether by means of a tender offer, open market purchases, proxy contests or otherwise. These provisions have been implemented to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our Board to be in the best interest of our company and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company even if such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board.

Set forth below is a description of the provisions contained in our amended and restated certificate of incorporation, amended and restated bylaws and the DGCL that could impede or delay an acquisition of control of the Company that our Board has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, which are included as Exhibit 3.2 and Exhibit 3.4, respectively, to the Company's Current Report on Form 8-K filed with the SEC on May 10, 2018.

Authorized But Unissued Preferred Stock

We are currently authorized to issue a total of 10,000,000 shares of preferred stock. Our amended and restated certificate of incorporation provides that our Board may issue preferred stock by resolutions, without any action of the stockholders. In the event of a hostile takeover, our Board could potentially use this preferred stock to preserve control.

Number of Directors

 Our amended and restated certificate of incorporation and amended and restated by-laws provide that the number of directors shall be no less than one and not more than nine, as fixed from time to time by resolution of our Board, and subject to the terms of the Stockholders Agreement which fixes the number of directors at seven.

Filling Vacancies

 Our amended and restated by-laws establish that our Board shall be authorized to fill any vacancies arising due to the death, resignation or removal of any director. The Board is also authorized to fill vacancies if the stockholders fail to elect the full authorized number of directors to be elected at any annual or special meeting of stockholders. Subject to the terms of the Stockholders Agreement, vacancies on the Board may be filled by a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director.

Board Action Without Meeting

Our amended and restated bylaws provide that the Board may take action without a meeting if all the members of the Board consent to the action in writing or by electronic transmission. Board action through consent allows the Board to make swift decisions, including in the event that a hostile takeover threatens current management.

No Cumulative Voting

Our amended and restated bylaws provide that there is no right to cumulate votes in the election of directors. This provision means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. Non-cumulative voting makes it more difficult for an insurgent minority stockholder to elect a person to the Board.

Stockholder Proposals

Except to the extent required under applicable law, we are not required to include on our proxy card, or describe in our proxy statement, any information relating to any stockholder proposal and disseminated in connection with any meeting of our stockholders.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board or pursuant to the Stockholders Agreement. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Additionally, subject to the rights, if any, of the holders of any series of preferred stock, and subject to the Stockholders Agreement (so long as it is in effect) vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even if less than a quorum, and not by the stockholders. Our amended and restated bylaws allow the Board or the chairman of the meeting to adopt such rules and regulations for the conduct of meetings as it shall deem appropriate which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our company.

Amendments to Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated bylaws give both the directors and the stockholders the power to adopt, alter or repeal our amended and restated bylaws. Any adoption, alteration, amendment, change or repeal of the bylaws by the stockholders requires an affirmative vote by a majority of our Common Stock. Any bylaw that has been adopted, amended, or repealed by the stockholders may be amended or repealed by the Board, unless the resolution of the stockholders adopting such by-laws expressly reserves to the stockholders the right to amend or repeal it. Any proposal to amend, alter, change or repeal any provision of our amended and restated certificate of incorporation requires approval by the affirmative vote of a majority of the voting power of all of the classes of our capital stock entitled to vote on such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for that purpose.

Delaware Statutory Provisions

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This section prevents Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an interested stockholder);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder;

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for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets.

However, the above provisions of Section 203 do not apply if:

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our Board approves either the business combination or the transaction that made the stockholder an interested stockholder, prior to the date of that transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding the shares owned by our officers and directors and the shares contained in employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

VALIDITY OF THE SECURITIES

Kelley Drye & Warren, LLP, New York, New York, will pass upon certain legal matters relating to the validity of the issuance of the shares of Common Stock, the resale of which is covered by this prospectus.

EXPERTS

The consolidated balance sheets of Fusion Connect, Inc. as of December 31, 2017 and 2016, and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2017, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheets of Birch Communications Holdings, Inc. as of December 31, 2017 and 2016 and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2017, have been audited by McNair, McLemore, Middlebrooks & Co., LLC, independent public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our Common Stock was employed on a contingency basis or had or is to receive, in connection with the offering contemplated by this prospectus, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy any reports, statements and other information, as well as the registration statement of which this prospectus forms a part, at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying the required fee for copying. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information filed electronically with the SEC. The address of that site is www.sec.gov. The information on this website is not and should not be considered part of this prospectus and is not incorporated by reference in this document, other than that information specifically incorporated by reference below. This website is and is only intended to be an inactive textual reference.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement of which this prospectus forms a part is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

We make available, free of charge, on or through our web site, copies of our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. We maintain a web site at www.fusionconnect.com. The information contained on our web site is not part of this prospectus, any prospectus supplement or the registration statement of which this prospectus forms a part.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about us and our financial condition, business and results.

We specifically incorporate by reference into this prospectus the documents listed below that have previously been filed with the SEC:

●
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 22, 2018;
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Our Quarterly Report on Form 10-Q for the period ended March 31, 2018 filed with the SEC on May 15, 2018;
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Our Form 14F-1 Information Statement filed with the SEC on April 3, 2018;
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Our Current Report on Form 8-K dated January 24, 2018 filed with the SEC on January 29, 2018;
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Our Current Report on Form 8-K dated January 31, 2018 filed with the SEC on February 1, 2018;
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Our Current Report on Form 8-K dated February 5, 2018 filed with the SEC on February 6, 2018;
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Our Current Report on Form 8-K dated February 20, 2018 filed with the SEC on February 20, 2018;
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Our Current Report on Form 8-K dated February 21, 2018 filed with the SEC on February 21, 2018;
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Our Current Report on Form 8-K dated March 12, 2018 filed with the SEC on March 12, 2018;
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Our Current Report on Form 8-K dated April 4, 2018 filed with the SEC on April 10, 2018;
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Our Current Report on Form 8-K dated April 26, 2018 filed with the SEC on April 30, 2018;
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Our Current Report on Form 8-K dated May 4, 2018 filed with the SEC on May 10, 2018;
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Our Current Report on Form 8-K dated May 25, 2018 filed with the SEC on May 25, 2018;
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Our Current Report on Form 8-K dated June 12, 2018 filed with the SEC on June 14, 2018;
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Our Current Report on Form 8-K dated June 15, 2018 filed with the SEC on June 18, 2018;
●
The description of our Common Stock set forth in the Registration Statement on Form 8-A filed with the SEC on June 3, 2014, and any other amendment or report filed for the purpose of updating such description.

 We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

We will deliver without charge a copy of all of the information incorporated by reference in this prospectus to each person receiving a copy of this prospectus. If you need an additional copy of these documents, or if you would like to receive a copy of the other items referenced above, you may request copies, at no cost, by writing or telephoning us at the following address and number:

Philip D. Turits
Corporate Secretary
Fusion Connect, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170
(212) 201-2400

Copies of our SEC filings and other information about us are also available free of charge on our website at www.fusionconnect.com. The information on our website is neither incorporated into, nor a part of, this prospectus and should not be considered in making a decision about the investment in the shares of our Common Stock offered for resale pursuant to this prospectus.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference into this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

LIMITATION OF LIABILITY AND SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our amended and restated certificate of incorporation contains certain provisions permitted under Delaware law relating to liability of directors. The provisions eliminate director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as a breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. These provisions may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and our stockholders. We believe that these provisions are necessary to attract and retain qualified persons to serve as directors and officers of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.
Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by the registrant in connection with the registration of the securities being registered hereby. All such expenses are estimates except for the SEC registration fee. These expenses will be borne by the registrant.

Item	Company Expense
SEC registration fee	$6,570
Printing and engraving expenses	5,000
Legal fees and expenses	40,000
Accounting fees and expenses	15,000
Transfer agent and registrar fees and expenses	3,000
Miscellaneous	5,000
Total	$74,570

Item 15.
Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because he or she is or was a director, officer, employee or agent of the corporation.

A corporation may indemnify against expenses, including attorney’s fees, and against judgments, fines and amounts paid in settlement as part of this suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation and with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, issue or matter as to which the person has been found to be liable to the corporation. The exception is if the court in which this action was brought determines that the person is reasonably entitled to indemnity for expenses which the court deems proper.

Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in the defense of any action, suit, claim or proceeding described above, he or she will be indemnified for expenses, including attorney’s fees, actually and reasonably incurred by him or her.

We have obtained a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense.

We believe that the foregoing policies and provisions of our second amended and restated certificate of incorporation and our amended and restated bylaws are necessary to attract and retain qualified officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted or required with respect to our directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by Fusion in the successful defense of any action, suit or proceeding, is asserted, Fusion will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy. Fusion will be governed by the final adjudication of this issue.

Item 16.
Exhibits and Financial Statement Schedules.

INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Registration Rights Agreement, dated as of May 4, 2018, by and between the Registrant and BCHI Holdings, LLC (incorporated herein by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, dated as of May 10, 2018, File No. 001-32421)

5.1	Opinion and Consent of Kelley Drye & Warren LLP (*)
10.1	Lock-Up Agreement Executed by BCHI Holdings, LLC, dated June 7, 2018 (**)
23.1	Consent of EisnerAmper LLP (**)
23.2	Consent of McNair, McLemore, Middlebrooks & Co., LLC (**)
23.3	Consent of Kelley Drye & Warren LLP (* Included in Exhibit 5.1)
24.1	Power of Attorney (* included on the signature page)
______________
* Previously filed
** Filed herewith

Item 17.
Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(i)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(ii)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 6, 2018.

FUSION CONNECT, INC.

By:	/s/ Matthew D. Rosen
Matthew D. Rosen, Chief Executive Officer

By:	/s/ Kevin M. Dotts
Kevin M. Dotts, Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew D. Rosen	Chairman of the Board of Directors and Chief Executive Officer	July 6, 2018
Matthew D. Rosen

*	Vice Chairman of the Board of Directors	July 6, 2018
Holcombe T. Green, Jr.

*	Director	July 6, 2018
Marvin S. Rosen

*	Director	July 6, 2018
Holcombe T. Green, III

*	Director	July 6, 2018
Lewis W. Dickey, Jr.

*	Director	July 6, 2018
Rafe de la Gueronniere

*	Director	July 6, 2018
Michael J. Del Giudice

* By: /s/ James P. Prenetta, Jr.
James P. Prenetta, Jr.
Attorney-in-Fact